Exhibit 99.1

NEWS RELEASE

NCI Building Systems Reports

Second Quarter 2015 Fiscal Year Results

HOUSTON, June 2, 2015 — NCI Building Systems, Inc. (NYSE: NCS) today reported financial results for the second fiscal quarter ended May 3, 2015.

Second Quarter 2015 Financial and Operational Highlights:

•	Sales rose 18% to $360.1 million, compared to last year’s second quarter, primarily driven by the recent acquisition of CENTRIA
•	Gross profit margin expanded 160 basis points year-over-year to 21.1%
•	Net loss per diluted common share was $(0.10) and adjusted net loss per diluted common share was $(0.06)
•	Excluding an estimated $2.6 million Adjusted EBITDA contribution from CENTRIA, Adjusted EBITDA rose 110% compared to last year’s second quarter
•	Buildings backlog grew 18% year-over-year and consolidated backlog increased 51% to $504 million, which includes CENTRIA’s backlog of $117 million
•	Buildings Group bookings grew 18% year-over-year

Norman C. Chambers, Chairman, President and Chief Executive, commented, “We continue to deliver solid results and our second quarter financial performance marks the fourth consecutive quarter of year-over-year improvement in gross profit margin and Adjusted EBITDA. We are entering the second half of our fiscal year with a seven-year high backlog and double digit year-over-year bookings growth. We believe we are well positioned to leverage our streamlined operational structure during our seasonally stronger second half and realize meaningful growth in revenue and earnings.”

Second Quarter 2015 Results

Second quarter sales increased 18% to $360.1 million from $305.8 million in last year's second quarter, driven principally by the full quarter’s contribution of the CENTRIA business as well as commercial discipline and higher volumes in our legacy single skin and insulated metal panel businesses. The Company estimates the impact of inclement weather was approximately $11 million in revenue for the quarter, largely due to delayed shipments because of poor worksite conditions.

1

Gross profit increased 27% to $75.9 million from $59.6 million in the second quarter of 2014, and gross profit margin expanded 160 basis points to 21.1%, compared to 19.5% in the prior year’s period. Contributing to the higher margins were continued commercial discipline in both the Components and Buildings groups, higher margin product mix, and improved manufacturing and supply chain efficiencies.

Adjusted operating income, a non-GAAP measure defined in the accompanying financial tables, increased to $1.6 million in the current quarter from a loss of $5.8 million in the second quarter of 2014 due to the expansion in sales and gross profit margin. On a GAAP basis, operating loss was $(3.6) million for the second quarter compared to $(5.5) million in the prior year’s quarter.

Adjusted EBITDA, a non-GAAP measure, defined as earnings before interest, taxes, depreciation and amortization, and cash and other non-cash items, in accordance with the Company's term loan credit agreement was $15.8 million, up 151% from $6.3 million in the prior year’s period. The Company estimates the impact of inclement weather in the quarter was between $3 million and $4 million in EBITDA. Please see the reconciliation of Adjusted EBITDA to net income (loss) in the accompanying financial tables.

Interest expense increased to $8.3 million in the second quarter compared to $3.1 million in last year’s second quarter as a result of the recently issued $250 million, 8.25% senior notes, used to finance the CENTRIA acquisition.

The Company reported a net loss of $7.5 million, or $(0.10) per diluted common share in the second quarter of 2015, which was impacted by several unusual after-tax charges including: $0.6 million of acquisition related costs; $1.5 million of restructuring charges associated with the realignment of the management structure and closure of our Caryville, Tennessee manufacturing facility; and $3.1 million of accounting fair value adjustments related to the acquisition of CENTRIA. Excluding the impact of these special items, the Company reported an adjusted net loss, a non-GAAP measure, of $4.3 million, or $(0.06) per diluted common share compared to an adjusted net loss of $5.3 million, or $(0.07) per diluted common share, in the second quarter of 2014.

Cash and cash equivalents ended at $25.3 million compared to $12.5 million in the comparable period in fiscal 2014. The Company paid down $21 million of principal on its term loan in the quarter. In addition, the Company’s $150.0 million ABL facility remained undrawn as of May 3, 2015.

Fiscal Second Quarter 2015 Segment Performance

Third party sales in the Coatings group were $22.8 million, an 11% decline from $25.5 million in last year’s second quarter. Total sales, including intercompany activity, decreased $4.3 million, or 8%, to $50.0 million from $54.3 million when compared to the same quarter in 2014. Operating income declined to $2.4 million in the second quarter of fiscal 2015 compared to $3.9 million reported in the same period last year. The volume decline and the resulting lower manufacturing leverage negatively impacted margins. The Coatings segment continues to diversify its customer base while improving its operating efficiencies in order to drive improved profitability.

2

The Components group generated $198.7 million in third-party sales during the quarter, an increase of 46% from $135.7 million in the second quarter of 2014. Total sales, including intercompany sales, increased $66.0 million, or 43%, to $221.1 million from $155.1 million in the prior year’s quarter. Operating income increased 52% to $6.9 million compared to $4.6 million in the same quarter in 2014. A combination of increased legacy single skin and insulated metal panel (IMP) sales improved operating leverage for the division. During the quarter, CENTRIA contributed $53.4 million in sales, an operating loss of $(3.1) million and $2.6 million in Adjusted EBITDA, reflecting its first full quarter of results. CENTRIA’s operating loss includes $3.3 million of acquisition related special charges.

Third party sales in the Buildings group declined 4% to $138.7 million in the second quarter from $144.6 million in the prior year’s quarter, primarily due to weather induced lower volumes. Total sales, including intercompany activity, were $143.2 million, or a decrease of 4%, from $149.4 million in the same period in 2014. Operating income increased significantly to $2.9 million in the current quarter when compared to near break even in the second quarter of 2014. The Buildings group continues to benefit from strong margins led by improved project mix and commercial discipline, combined with lean manufacturing improvements.

Market Commentary

Leading indicators for nonresidential construction activity continue to indicate positive momentum into the second half of fiscal year 2015, despite uneven industry statistics during the seasonally weaker winter season. Industrial vacancies continue to decline and according to Jones Lang LaSalle research, the current industrial vacancy rate of 6.8% marks a 10-year low. Net absorption outpaced completed projects, indicating tenant demand is likely to support new construction starts.

The American Institute of Architects’ (AIA) Architecture Mixed Use Index increased from 47.2 in February to 51.8 in April 2015. The Architectural Billings Index expanded in March by 1.3 points to 51.7 but softened in April to 48.8. The AIA cited weather in both the Midwest and the Northeast as the main driver behind the April decline. Due to the leading nature of the Architectural Billings Index, the reported index values in the last six months of 2014, which were all above 50, suggest increasing levels of U.S. nonresidential construction spending for the remainder of 2015. Further, the New Projects Inquiry Index increased from 58.2 in March to 60.1 in April, coming in above 60 for the first time since October 2014 and signaling continued positive momentum for near-term architectural billings.

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Outlook and Guidance

Mr. Chambers remarked, “Our continued Adjusted EBITDA growth in our second quarter 2015 results from the internal changes we have implemented over the past several quarters, including our acquisition activity. Our streamlined manufacturing and commercial organizations, supply chain management and commercial discipline drove meaningful improvement in our financial results despite the headwinds of declining steel prices and inclement weather. We remain focused on our goals of delivering sustainable margin expansion and increasing levels of profitability as we take advantage of strong revenue growth and operating leverage during the seasonally stronger second half of 2015.”

“We are encouraged by the strength of our bookings and backlog as they indicate a potential for nonresidential recovery that is beginning to accelerate and expand beyond the commercial and industrial end markets. We expect the investments we’ve made in insulated metal panels over the past few years, including the recent acquisition of CENTRIA, will ideally position us to unlock the accelerated growth potential of the underpenetrated North American market. Based upon our current level of bookings and strong backlog, we expect year-over-year revenue growth in the second half of our fiscal year to drive Adjusted EBITDA growth. ”

For additional information, please see the CFO Commentary at www.ncibuildingsystems.com under the tab Quarterly Earnings and Transcripts.

Conference Call Information

The NCI Building Systems, Inc. second quarter 2015 conference call is scheduled for Wednesday, June 3, 2015, at 9:00 AM ET. Please dial 1-877-407-0672 (toll free) or 412-902-0003 to participate in the call. To listen to a live broadcast of the call over the Internet or to review the archived call, please visit the Company's website at www.ncibuildingsystems.com. To access the taped replay, please dial 1-877-660-6853 (toll free) or 201-612-7415 and the passcode 13608557# when prompted. The taped replay will be available two hours after the call through June 10, 2015.

About NCI Building Systems

NCI Building Systems, Inc. is one of North America's largest integrated manufacturers of metal products for the nonresidential building industry. NCI is comprised of a family of companies operating manufacturing facilities across the United States, Mexico and China with additional sales and distribution offices throughout the United States and Canada. For more information visit www.ncibuildingsystems.com.

Contact:

Layne de Alvarez

Vice President, Investor Relations

281-897-7710

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believe," "guidance," “plan”, "potential," "expect," "should," "will," "forecast" and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current expectations, assumptions and/or beliefs concerning future events. As a result, these forward-looking statements rely on a number of assumptions, forecasts, and estimates and, therefore, these forward-looking statements are subject to a number of risks and uncertainties that may cause the Company's actual performance to differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially include, but are not limited to, the Company’s ability to integrate CENTRIA with the Company’s business and realize anticipated benefits of such acquisition; industry cyclicality and seasonality and adverse weather conditions; ability to service or refinance the Company's debt and obtain future financing; the Company’s ability to comply with the financial tests and covenants in its existing and future debt obligations; operational limitations or restrictions in connection with our debt; recognition of asset impairment charges; the ability to make strategic acquisitions accretive to earnings; retention and replacement of key personnel; enforcement and obsolescence of intellectual property rights; fluctuations in customer demand; commodity price increases and/or limited availability of raw materials, including steel; increases in energy prices, competitive activity and pricing pressure; challenging economic conditions affecting the non-residential construction industry; volatility in the U.S. economy and abroad generally, and in the credit markets; costs related to environmental clean-ups and liabilities; changes in laws or regulations, including the Dodd-Frank Act; the dilutive effect on the Company’s common stockholders of potential future sales of the Company’s common stock held by our sponsor; substantial governance and other rights held by our sponsor; breaches of our information system security measures and damage to our major information management systems; hazards that may cause personal injury or property damage, thereby subjecting the Company to liabilities and possible losses, which may not be covered by insurance; costs and other effects of legal and administrative proceedings, settlements, investigations, claims and other matters; and the volatility of the Company's stock price. The Company's SEC filings, including our most recent reports on Form 10-K, particularly under Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended November 2, 2014 and in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended February 1, 2015, identify other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. NCI expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements to reflect any changes in its expectations.

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NCI BUILDING SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Fiscal Three Months Ended		Fiscal Six Months Ended
	May 3,	May 4,	May 3,	May 4,
	2015	2014	2015	2014

Sales	$360,147	$305,800	$683,073	$616,466
Cost of sales, excluding gain on insurance recovery	284,258	246,527	535,045	498,955
Gain on insurance recovery	-	(324)	-	(1,311)
Gross profit	75,889	59,597	148,028	118,822
	21.1%	19.5%	21.7%	19.3%

Engineering, selling, general and administrative expenses	73,035	64,097	135,904	125,477
Intangible asset amortization	4,375	1,013	5,868	2,026
Strategic development and acquisition related costs	628	-	2,357	-
Restructuring charges	1,468	-	2,945	-
Income (loss) from operations	(3,617)	(5,513)	954	(8,681)

Interest income	32	24	39	50
Interest expense	(8,312)	(3,059)	(12,299)	(6,185)
Foreign exchange gain/(loss)	(10)	262	(1,411)	(439)
Other income, net	332	324	332	529

Loss before income taxes	(11,575)	(7,962)	(12,385)	(14,726)
Benefit from income taxes	(4,087)	(3,057)	(4,577)	(5,563)
	35.3%	38.4%	37.0%	37.8%

Net loss	$(7,488)	$(4,905)	$(7,808)	$(9,163)

Loss per common share:
Basic	$(0.10)	$(0.07)	$(0.11)	$(0.13)
Diluted	$(0.10)	$(0.07)	$(0.11)	$(0.13)

Weighted average number of common shares outstanding:
Basic	73,133	72,838	73,102	73,177
Diluted	73,133	72,838	73,102	73,177

Increase in sales	17.8%	4.2%	10.8%	4.3%

Gross profit percentage	21.1%	19.5%	21.7%	19.3%

Engineering, selling, general and administrative expenses percentage	20.3%	21.0%	19.9%	20.4%

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NCI BUILDING SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	May 3,	November 2,
	2015	2014
	(Unaudited)
ASSETS
Cash and cash equivalents	$25,276	$66,651
Restricted cash	980	-
Accounts receivable, net	141,895	136,923
Inventories, net	159,681	131,497
Deferred income taxes	21,998	21,447
Income tax receivable	7,438	-
Prepaid expenses and other	33,045	22,773
Investments in debt and equity securities, at market	5,786	5,549
Assets held for sale	6,261	5,690
Total current assets	402,360	390,530

Property, plant and equipment, net	270,003	244,714
Goodwill	198,169	75,226
Intangible assets, net	131,141	44,923
Deferred financing costs, net	12,051	3,290
Total assets	$1,013,724	$758,683

LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of long-term debt	$2,384	$2,384
Note payable	1,713	418
Accounts payable	120,913	118,164
Accrued compensation and benefits	51,631	50,666
Accrued interest	7,844	1,820
Other accrued expenses	79,728	72,259
Total current liabilities	264,213	245,711

Long-term debt, net	461,765	233,003
Deferred income taxes	23,129	20,219
Other long-term liabilities	21,550	13,208
Total long-term liabilities	506,444	266,430

Common stock	741	737
Additional paid-in capital	636,165	630,297
Accumulated deficit	(379,358)	(371,550)
Accumulated other comprehensive loss	(8,739)	(8,739)
Treasury stock, at cost	(5,742)	(4,203)
Total stockholders' equity	243,067	246,542

Total liabilities and stockholders' equity	$1,013,724	$758,683

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NCI BUILDING SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Fiscal Six Months Ended
	May 3,	May 4,
	2015	2014

Cash flows from operating activities:
Net loss	$(7,808)	$(9,163)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	23,497	17,708
Deferred financing cost amortization	118	592
Share-based compensation expense	5,134	5,742
Gain on sale of property	(26)	-
Gain on insurance recovery	-	(1,311)
(Recovery of) Provision for doubtful accounts	(129)	585
Provision for (benefit from) deferred income taxes	5,506	(5,884)
Excess tax benefits from share-based compensation arrangements	(384)	(760)
Changes in operating assets and liabilities:
Accounts receivable	30,268	25,132
Inventories	1,660	(14,140)
Income tax receivable	(6,373)	(2)
Investments in debt and equity securities	(238)	-
Prepaid expenses and other	62	862
Accounts payable	(25,044)	(43,610)
Accrued expenses	(28,910)	(7,051)
Other, net	(634)	47

Net cash provided by operating activities	(3,301)	(31,253)

Cash flows from investing activities:
Acquisition, net of cash acquired	(247,123)	-
Proceeds from sale of property, plant and equipment	26	-
Proceeds from insurance	-	1,311
Capital expenditures	(9,307)	(10,004)

Net cash used in investing activities	(256,404)	(8,693)

Cash flows from financing activities:
Proceeds from stock options exercised	354	-
Issuance of debt	250,000	-
Payments on term loan	(21,239)	(1,196)
Payments on note payable	(417)	(547)
Proceeds from Amended ABL Facility	-	47,000
Payments on Amended ABL Facility	-	(47,000)
Payment of financing costs	(8,879)	(75)
Purchase of treasury stock	(1,539)	(23,743)
Excess tax benefits from share-based compensation arrangements	384	760

Net cash provided by (used in) financing activities	218,664	(24,801)
Effect of exchange rate changes on cash and cash equivalents	(334)	(221)
Net decrease in cash and cash equivalents	(41,375)	(64,968)

Cash and cash equivalents at beginning of period	66,651	77,436

Cash and cash equivalents at end of period	25,276	12,468

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NCI Building Systems, Inc.

Business Segments

(In thousands)

(Unaudited)

	Fiscal Three Months Ended		Fiscal Three Months Ended		$	%
	May 3, 2015		May 4, 2014		Inc/(Dec)	Change
		% of		% of
		Total Sales		Total Sales
Sales:
Metal coil coating	$49,998	12	$54,307	15	$(4,309)	-7.9%
Metal components	221,118	53	155,085	43	66,033	42.6%
Engineered building systems	143,245	35	149,411	42	(6,166)	-4.1%
Total sales	414,361	100	358,803	100	55,558	15.5%
Less: Intersegment sales	54,214	13	53,003	15	1,211	2.3%
Total net sales	$360,147	87	$305,800	85	$54,347	17.8%

		% of Sales		% of Sales
Operating income (loss):
Metal coil coating	$2,397	5	$3,893	7	$(1,496)	-38.4%
Metal components	6,941	3	4,559	3	2,382	52.2%
Engineered building systems	2,855	2	36	0	2,819	7830.6%
Corporate	(15,810)	-	(14,001)	-	(1,809)	-12.9%
Total operating income (loss) (% of sales)	$(3,617)	(1)	$(5,513)	(2)	$1,896	34.4%

	Fiscal Six Months Ended		Fiscal Six Months Ended		$	%
	May 3, 2015		May 4, 2014		Inc/(Dec)	Change
		% of		% of
		Total		Total
		Sales		Sales
Sales:
Metal coil coating	$105,608	13	$108,574	15	$(2,966)	-2.7%
Metal components	393,907	50	313,278	43	80,629	25.7%
Engineered building systems	293,045	37	301,648	42	(8,603)	-2.9%
Total sales	792,560	100	723,500	100	69,060	9.5%
Intersegment sales	109,487	14	107,034	15	2,453	2.3%
Total net sales	$683,073	86	$616,466	85	$66,607	10.8%

		% of		% of
		Sales		Sales
Operating income (loss):
Metal coil coating	$6,375	6	$10,388	10	$(4,013)	-38.6%
Metal components	15,277	4	8,670	3	6,607	76.2%
Engineered building systems	11,574	4	1,676	1	9,898	590.6%
Corporate	(32,272)	-	(29,415)	-	(2,857)	-9.7%
Total operating income (loss) (% of sales)	$954	-	$(8,681)	(1)	$9,635	111.0%

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NCI BUILDING SYSTEMS, INC.

BUSINESS SEGMENTS

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES

FISCAL THREE MONTHS ENDED MAY 3, 2015 AND MAY 4, 2014

(In thousands)

(Unaudited)

	Fiscal Three Months Ended May 3, 2015
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated

Operating income (loss), GAAP basis	$2,397	$6,941	$2,855	$(15,810)	$(3,617)
Restructuring charges	254	629	792	(207)	1,468
Strategic development and acquisition related costs	-	-	-	628	628
Short lived acquisition method fair value adjustments	-	3,109	-	-	3,109
Adjusted operating income (loss) (1)	$2,651	$10,679	$3,647	$(15,389)	$1,588

	Fiscal Three Months Ended May 4, 2014
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated

Operating income (loss), GAAP basis	$3,893	$4,559	$36	$(14,001)	$(5,513)
Gain on insurance recovery	(324)	-	-	-	(324)
Secondary offering costs	-	-	-	50	50
Adjusted operating income (loss) (1)	$3,569	$4,559	$36	$(13,951)	$(5,787)

(1)	The Company discloses a tabular comparison of Adjusted operating income (loss), which is a non-GAAP measure because it is instrumental in comparing the results from period to period. Adjusted operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statement of operations.

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NCI BUILDING SYSTEMS, INC.

BUSINESS SEGMENTS

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES

FISCAL SIX MONTHS ENDED MAY 3, 2015 AND MAY 4, 2014

(In thousands)

(Unaudited)

	Fiscal Six Months Ended May 3, 2015
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated

Operating income (loss), GAAP basis	$6,375	$15,277	$11,574	$(32,272)	$954
Restructuring charges	254	1,237	1,661	(207)	2,945
Strategic development and acquisition related costs	-	-	-	2,357	2,357
Short lived acquisition method fair value adjustments	-	4,081	-	-	4,081
Adjusted operating income (loss) (1)	$6,629	$20,595	$13,235	$(30,122)	$10,337

	Fiscal Six Months Ended May 4, 2014
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated

Operating income (loss), GAAP basis	$10,388	$8,670	$1,676	$(29,415)	$(8,681)
Gain on insurance recovery	(1,311)	-	-	-	(1,311)
Secondary offering costs	-	-	-	754	754
Adjusted operating income (loss) (1)	$9,077	$8,670	$1,676	$(28,661)	$(9,238)

(1)	The Company discloses a tabular comparison of Adjusted operating income (loss), which is a non-GAAP measure because it is instrumental in comparing the results from period to period. Adjusted operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statement of operations.

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NCI BUILDING SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

COMPUTATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,

AMORTIZATION AND OTHER NONCASH ITEMS (ADJUSTED EBITDA)

(In thousands)

(Unaudited)

	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	Trailing 12 Months
	August 3,	November 2,	February 1,	May 3,	May 3,
	2014	2014	2015	2015	2015
Net income (loss)	$6,089	$14,259	$(320)	$(7,488)	$12,540
Add:
Depreciation and amortization	8,994	9,220	9,731	13,766	41,711
Consolidated interest expense, net	3,142	3,053	3,980	8,280	18,455
Provision (benefit) for income taxes	2,837	4,215	(490)	(4,087)	2,475
Restructuring charges	-	-	1,477	1,759	3,236
Strategic development and acquisition related costs	1,486	3,512	1,729	628	7,355
Short lived acquisition method inventory fair value adjustments	-	-	583	775	1,358
Non-cash charges:
Share-based compensation	2,404	2,022	2,933	2,201	9,560

Adjusted EBITDA (1)	$24,952	$36,281	$19,623	$15,834	$96,690

	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	Trailing 12 Months
	July 28,	November 3,	February 2,	May 4,	May 4,
	2013	2013	2014	2014	2014
Net income (loss)	$(12,192)	$8,276	$(4,258)	$(4,905)	$(13,079)
Add:
Depreciation and amortization	9,066	9,012	8,767	8,941	35,786
Consolidated interest expense, net	5,130	3,334	3,100	3,035	14,599
Provision (benefit) for income taxes	(9,933)	5,410	(2,506)	(3,057)	(10,086)
Debt extinguishment costs, net	21,491	-	-	-	21,491
Gain on insurance recovery	-	(1,023)	(987)	(324)	(2,334)
Unreimbursed business interruption costs	-	500	-	-	500
Secondary offering costs	-	-	704	50	754
Non-cash charges:
Share-based compensation	3,448	4,565	3,179	2,563	13,755
Embedded derivative	(50)	-	-	-	(50)

Adjusted EBITDA (1)	$16,960	$30,074	$7,999	$6,303	$61,336

(1)	The Company's Credit Agreement defines Adjusted EBITDA. Adjusted EBITDA excludes non-cash charges for goodwill and other asset impairments and stock compensation as well as certain non-recurring charges. As such, the historical information is presented in accordance with the definition above. Concurrent with the amendment and restatement of the Term Loan facility, the Company entered into an Asset-Based Lending facility which has substantially the same definition of Adjusted EBITDA except that the ABL Facility caps certain non-recurring charges. The Company is disclosing Adjusted EBITDA, which is a non-GAAP measure, because it is used by management and provided to investors to provide comparability of underlying operational results.

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NCI BUILDING SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

ADJUSTED NET INCOME (LOSS) PER DILUTED COMMON SHARE AND NET INCOME (LOSS) COMPARISON

(Unaudited)

	Fiscal Three Months Ended		Fiscal Six Months Ended
	May 3,	May 4,	May 3,	May 4,
	2015	2014	2015	2014
Net loss per diluted common share, GAAP basis	$(0.10)	$(0.07)	$(0.11)	$(0.13)
Gain on insurance recovery, net of taxes	-	(0.00)	-	(0.01)
Secondary offering costs, net of taxes	-	0.00	-	0.01
Foreign exchange loss, net of taxes	-	(0.00)	-	0.00
Strategic development and acquisition related costs, net of taxes	0.00	-	0.02	-
Restructuring charges, net of taxes	0.01	-	0.03	-
Short lived acquisition method fair value adjustments, net of taxes	0.03	-	0.03	-
Adjusted net loss per diluted common share (1)	$(0.06)	$(0.07)	$(0.03)	$(0.13)

	Fiscal Three Months Ended		Fiscal Six Months Ended
	May 3,	May 4,	May 3,	May 4,
	2015	2014	2015	2014
Net loss applicable to common shares, GAAP basis	$(7,488)	$(4,905)	$(7,808)	$(9,163)
Gain on insurance recovery, net of taxes	-	(199)	-	(807)
Secondary offering costs, net of taxes	-	31	-	465
Foreign exchange loss, net of taxes	-	(211)	-	325
Strategic development and acquisition related costs, net of taxes	387	-	1,452	-
Restructuring charges, net of taxes	904	-	1,814	-
Short lived acquisition method fair value adjustments, net of taxes	1,915	-	2,514	-
Adjusted net loss applicable to common shares (1)	$(4,282)	$(5,284)	$(2,028)	$(9,180)

(1) The Company discloses a tabular comparison of Adjusted net loss per diluted common share and Adjusted net loss applicable to common shares, which are non-GAAP measures, because they are referred to in the text of our press releases and are instrumental in comparing the results from period to period. Adjusted net loss per diluted common share and Adjusted net loss applicable to common shares should not be considered in isolation or as a substitute for net loss per diluted common share and net loss applicable to common shares as reported on the face of our consolidated statement of operations.

13

NCI Building Systems, Inc.

Reconciliation of Segment Sales to Third Party Segment Sales

(In thousands)

(Unaudited)

	Fiscal		Fiscal			%
	2nd Qtr 2015		2nd Qtr 2014		Inc/(Dec)	Change
Metal Coil Coating
Total Sales	$49,998	12%	$54,307	15%	(4,309)	-7.9%
Less: Intersegment sales	27,194		28,799		(1,605)	-5.6%
Third Party Sales	$22,804	6%	$25,508	9%	(2,704)	-10.6%

Operating Income	$2,397	11%	$3,893	15%	(1,496)	-38.4%

Metal Components
Total Sales	$221,118	53%	$155,085	43%	66,033	42.6%
Less: Intersegment sales	22,437		19,351		3,086	15.9%
Third Party Sales	$198,681	55%	$135,734	44%	62,947	46.4%

Operating Income	$6,941	3%	$4,559	3%	2,382	52.2%

Engineered Building Systems
Total Sales	$143,245	35%	$149,411	42%	(6,166)	-4.1%
Less: Intersegment sales	4,583		4,853		(270)	-5.6%
Third Party Sales	$138,662	39%	$144,558	47%	(5,896)	-4.1%

Operating Income	$2,855	2%	$36	0%	2,819	7830.6%

Consolidated
Total Sales	$414,361	100%	$358,803	100%	55,558	15.5%
Less: Intersegment	54,214		53,003		1,211	2.3%
Third Party Sales	$360,147	100%	$305,800	100%	54,347	17.8%

Operating Loss	$(3,617)	-1%	$(5,513)	-2%	1,896	-34.4%

	Fiscal YTD		Fiscal YTD			%
	2nd Qtr 2015		2nd Qtr 2014		Inc/(Dec)	Change
Metal Coil Coating
Total Sales	$105,608	13%	$108,574	15%	(2,966)	-2.7%
Less: Intersegment sales	58,400		58,476		(76)	-0.1%
Third Party Sales	$47,208	7%	$50,098	8%	(2,890)	-5.8%

Operating Income	$6,375	14%	$10,388	21%	(4,013)	-38.6%

Metal Components
Total Sales	$393,907	50%	$313,278	43%	80,629	25.7%
Less: Intersegment sales	41,198		38,198		3,000	7.9%
Third Party Sales	$352,709	52%	$275,080	45%	77,629	28.2%

Operating Income	$15,277	4%	$8,670	3%	6,607	76.2%

Engineered Building Systems
Total Sales	$293,045	37%	$301,648	42%	(8,603)	-2.9%
Less: Intersegment sales	9,889		10,360		(471)	-4.5%
Third Party Sales	$283,156	41%	$291,288	47%	(8,132)	-2.8%

Operating Income	$11,574	4%	$1,676	1%	9,898	590.6%

Consolidated
Total Sales	$792,560	100%	$723,500	100%	69,060	9.5%
Less: Intersegment sales	109,487		107,034		2,453	2.3%
Third Party Sales	$683,073	100%	$616,466	100%	66,607	10.8%

Operating Income (Loss)	$954	0%	$(8,681)	-1%	9,635	111.0%

14